Exhibit 99.1

Vivos Therapeutics Announces Pricing of $4.3 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules

LITTLETON, Colo., September 19, 2024 (GLOBE NEWSWIRE) — Vivos Therapeutics, Inc. (“Vivos” or the “Company’’) (NASDAQ: VVOS), a leading medical device and technology company specializing in the development and commercialization of highly effective proprietary treatments for sleep related breathing disorders (including all severities of obstructive sleep apnea (OSA) in adults and moderate to severe in children), announced today that it has entered into definitive securities purchase agreements with institutional investors for the issuance and sale of an aggregate of 1,363,812 shares of its common stock at a purchase price of $3.15 per share in a registered direct offering priced at-the-market under the rules of the Nasdaq Stock Market. No common stock purchase warrants are being issued in this offering.

The closing of the offering is expected to occur on or about September 20, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $4.3 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-262554), including a base prospectus, previously filed with the Securities and Exchange Commission (“SEC”) on February 7, 2022, and declared effective by the SEC on February 14, 2022. The securities to be issued in the registered direct offering are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to, and describing the terms of, the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus relating to the registered direct offering, when available, may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as obstructive sleep apnea (OSA) and snoring in adults and children. The Vivos Method (comprised of Vivos’ Complete Airway Repositioning and/or Expansion (CARE) and other oral appliance therapy combined with adjunctive therapies) represents the first clinically effective nonsurgical, noninvasive, nonpharmaceutical, and cost-effective solution for treating mild to severe OSA in adults and moderate to severe OSA in children. It has proven effective in over 45,000 patients treated worldwide by more than 2,000 trained dentists.

The Vivos Method includes treatment regimens that employ the proprietary CARE appliance therapy and other appliances that alter the size, shape, and position of the soft tissues that comprise a patient’s upper airway and/or palate. The Vivos Method opens airway space and may significantly reduce symptoms and conditions associated with mild-to-severe OSA in adults and moderate to severe OSA in children, such as lowering Apnea Hypopnea Index scores. Vivos also employes a marketing and distribution model where it collaborates with sleep-treatment providers to offer patients OSA treatment options and help promote sales of its appliances.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, including statements related to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of proceeds from the registered direct offering. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, “goal” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve significant known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results (including the actual results of the initiatives described herein on Vivos’ future revenues and results of operations or the anticipated benefits of the Company’s new marketing and distribution model described herein) may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (i) the risk that Vivos may be unable to implement revenue, sales and marketing strategies that increase revenues, (ii) the risk that some patients may not achieve the desired results from using Vivos’ products, (iii) risks associated with regulatory scrutiny of and adverse publicity in the sleep apnea treatment sector; (iv) the risk that Vivos may be unable to secure additional financings on reasonable terms when needed, if at all or maintain its Nasdaq listing and (v) other risk factors described in Vivos’ filings with the Securities and Exchange Commission (“SEC”). Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Vivos Investor Relations and Media Contact:

Bradford Amman, CFO

investors@vivoslife.com